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                                  EXHIBIT 7.1

                           AGREEMENT OF JOINT FILING

     Gerald R. Forsythe and Forsythe Racing, Inc. hereby agree that the Schedule 13D to which this Agreement is attached as an exhibit may be filed on behalf of each such person.

Dated:  April 27, 2000


                                        /s/ Gerald R. Forsythe
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                                     Gerald R. Forsythe


                                     FORSYTHE RACING, INC.

                                        /s/ Gerald R. Forsythe
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                                     By: Gerald R. Forsythe, Chairman and CEO